SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-BEL FUSE INC.
GAMCO ASSET MANAGEMENT INC.
10/30/07 5,500 34.6705
10/25/07 100 34.6800
10/24/07 100 34.6800
10/19/07 10,300 35.0361
10/18/07 1,800 35.0784
10/17/07 1,900 35.0224
GABELLI FUNDS, LLC.
GABELLI SMALL CAP GROWTH FUND
10/30/07 5,500 34.6705
10/17/07 1,000 35.3500
10/16/07 1,300 35.3500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.